UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2006, concurrent with the consummation of the acquisition by Live Nation Worldwide, Inc. (formerly known as SFX Entertainment, Inc.) ("Worldwide") of HOB Entertainment, Inc. ("HOBE"), Worldwide, as a borrower, entered into an Incremental Assumption Agreement and Amendment No. 1 (the "Credit Agreement Amendment") with JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as the initial lenders. As provided for in its existing credit agreement (the "Credit Agreement"), the Credit Agreement Amendment increased the amount available under the Credit Agreement by providing for a new $200 million term loan and amended the Credit Agreement to set forth the terms of the new term loan, and on November 3, 2006, Worldwide borrowed the full amount of the new term loan. The new term loan (i) bears interest at per annum floating rates equal, at Worldwide’s option, to either (1) the base rate (which is the greater of the prime rate offered by the administrative agent or the federal funds rate plus 0.50%) plus 1.50% or (2) Adjusted LIBOR plus 2.50%; (ii) commencing on March 31, 2007, will be payable in quarterly installments of principal, each in an amount equal to 0.25% of $200 million, except the final quarterly principal installment will be payable in the amount of the balance of the new term loan; (iii) matures on December 21, 2013; and (iv) in all other respects, is governed by the same covenants, conditions, terms and other provisions that govern the term loans currently outstanding under the Credit Agreement, except that it is not subject to a prepayment penalty.

The new term loan is secured and guaranteed to the same extent as, and otherwise is made on a basis pari passu with, the outstanding term loans and existing revolving facility under the Credit Agreement. In addition, the entities acquired pursuant to the HOBE acquisition will guarantee, and grant liens in their assets and properties to secure, on a pari passu basis, the new term loan and the outstanding term loans and existing revolving facility under the Credit Agreement, as provided for in the Credit Agreement.

The foregoing description of the Credit Agreement Amendment and the transactions provided for therein are qualified in their entirety by the text of the Credit Agreement Amendment, as it is supplemented by the Credit Agreement, which are filed as exhibits to, or incorporated by reference in, this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 3, 2006, a wholly-owned subsidiary of Live Nation Worldwide, Inc. ("Worldwide"), an indirect subsidiary of Live Nation, Inc. ("Live Nation"), merged with and into HOBE. As a result of the transaction (the "Merger"), HOBE became a wholly-owned subsidiary of Worldwide.

The Merger was completed in accordance with the terms of an Agreement and Plan of Merger, dated June 30, 2006, by and among Worldwide, HOBE and certain stockholders of HOBE named therein (the "Merger Agreement"). The aggregate merger consideration paid by Worldwide in connection with the Merger, subject to closing adjustments, was approximately $354 million (approximately $360 million including transaction and financing fees and expenses), of which $10 million in cash was placed in escrow, subject to the terms of an escrow agreement, as security relating to any potential indemnification claims of Worldwide.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Live Nation's Current Report on Form 8-K filed on July 7, 2006, and which is incorporated herein by reference.

The sources of funds to finance the Merger included approximately $83.1 million of cash on hand (including $1.7 million of expenses related to the deal that have not yet been paid), $73 million of borrowings under Live Nation's revolving credit facility and the $200 million in debt financing provided pursuant to the Credit Agreement Amendment. These sources do not include the remaining transaction and financing fees and expenses which were paid prior to the Merger.

On November 6, 2006 Live Nation issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than January 19, 2007, the last business day within 71 calendar days after the date that this Current Report was required to be filed.

(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than January 19, 2007, the last business day within 71 calendar days after the date that this Current Report was required to be filed.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

November 9, 2006	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. ("HOBE") and certain HOBE stockholders named therein (incorporated by reference to Exhibit 2.1 of Live Nation's Current Report on Form 8-K filed July 7, 2006)
4.2	Incremental Assumption Agreement and Amendment No. 1 dated as of November 3, 2006, to the Credit Agreement dated as of December 21, 2005, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent
4.1	Credit Agreement, dated as of December 21, 2005, among SFX Entertainment, Inc. and the foreign borrowers party thereto, as Borrowers, and CCE Spinco, Inc., the Lenders party thereto, JPMorgan Chase Bank N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.11 of Live Nations's Current Report on Form 8-K filed December 23, 2005)
99.1	Press Release dated November 6, 2006